                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP




We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-3679 of First Banking Company of Southeast Georgia on Form S-4 of our report dated January 19, 1996 (February 21, 1996 as to Note 15), incorporated by reference in the Annual Report on Form 10-KSB of First Banking Company of Southeast Georgia for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Atlanta, Georgia



July 1, 1996